EXHIBIT 10.1

                                    AMENDMENT
                                       TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

         This AMENDMENT TO THE INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT (this "Amendment") is made as of January 31, 2000 by and among SAVOIR TECHNOLOGY GROUP, INC. ("SVTG"), a Delaware corporation, BUSINESS PARTNER SOLUTIONS, INC., a Texas corporation, MCBA SYSTEMS, INC., an Alabama corporation ("MCBA") and IBM CREDIT CORPORATION, a Delaware corporation ("IBM Credit"). (SVTG and BPS and MCBA are each referred to herein as a "Customer or, collectively, the "Customers").

                                    RECITALS:

         WHEREAS, Customers and IBM Credit have entered into that certain Inventory and Working Capital Financing Agreement dated as of September 4, 1998 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

         WHEREAS, Customers have requested that (i) the Term Loan be restructed, including an increase in the principal amount, and (ii) the Credit Line be temporarily increased, and IBM Credit is willing to agree to the requests, subject to the terms set forth in this Amendment.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 2. AMENDMENT. The Agreement is hereby amended as follows:

         Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

(a) The Commitment Fee described in Part I(L)(ii) is renamed to be an "Unused Line Fee" and is revised to "from and including January 1, 2000, one half of one percent (0.50%) per annum of the difference between the then current Credit Line (including any temporary increases or decreases then in effect) and the Average of the sum of the Product Advances, PRO Advances and WCO Advances calculated and billed at the end of each month".

(b)      The Term Loan Commitments in Attachment A, Part I(H) are revised to:

         "Term A Loan:     Fifteen Million Two Hundred Dollars ($15,000,200.00)

         Term B Loan:      n/a"

(c) Terms of the Terms Loans described in Attachment A, Part I(H) are revised as follows:

   (i)   Finance Charges:

         Term A Loan:         Prime Rate plus 2.50% (effective January 1, 2000)

   (ii)  Repayment:           The repayment schedule for the Term Loan Advances
                              described in the parenthetical note is revised to "(Note: Beginning January 1, 2000 and continuing through the Stated Maturity Date, the outstanding
                              Term Loan Advances will be repaid in one principal payment of $1,666,600.00 in January, 2000, 15 equal monthly principal payments of $8333,333.33 due on the 25th of each month beginning in March, 2000, and a final principal payment due on June
                              25, 2001 of $833,600.05 as well as interest on the remaining principal. If the Prime Rate changes during this period, the monthly interest payments will be recalculated over the remaining term at the new Term Loan Finance Charge)."

   (iii)  Maturity Date:      The Stated Maturity Date for the Term A Loan is
                              changed to June 25, 2001 (from September 30, 2000) and the repayment terms are revised as described in Attachment A.

(d) Customer shall be required to maintain the following financial percentage(s) and ratio(s) as of the last day of the fiscal period under review by IBM Credit:

         COVENANT             FYE 12/99      QTR. 3/00       QTR. 6/00      QTR. 9/00      FYE 12/00      QTR. 3/01+
(i)   Net Profit after        .10%           .80%            1.00%          1.25%          1.50%           1.50%
      Tax to Revenue
      Equal to or Greater
      than

(ii)  Current Assets to       1.025:1.00     1.025:1.00      1.025:1.00     1.05:1.00      1.05:1.00       1.10:1.00
      Current Liabilities
      Greater than

(iii) Tangible Net Worth      $0             $2,500          $5,000         $10,000        $15,000         $20,000
      (in $K) Equal to or
      Greater than

SECTION 3. REPRESENTATIONS AND WARRANTIES. Customers make to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 3.1 ACCURACY AND COMPLETENESS OF WARRANTIES AND REPRESENTATIONS. All representations made by Customers in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Customers in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

SECTION 3.2 VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Customers not to be in compliance with the terms of any agreement to which any Customer is a party.

SECTION 3.3 LITIGATION. Except as has been disclosed by Customers to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Customer, which if adversely determined, would materially adversely affect such Customer's ability to perform Customer's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 3.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by Customers and is enforceable against Customers in accordance with its terms.

SECTION 4. RATIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Customers hereby, ratify, confirm and agree that the Agreement, as amended hereby, represents a valid and enforceable obligation of Customers, and is not subject to any claims, offsets or defenses.

SECTION 5. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

         IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

SAVOIR TECHNOLOGY GROUP, INC.                BUSINESS PARTNER SOLUTIONS, INC.


By:     /s/ Dennis Polk                      By:     /s/Terry Johnson
    ------------------------------------         -------------------------------

Print Name:  Dennis Polk                     Print Name:   Terry Johnson
           -----------------------------                 -----------------------

Title:    SVP-Corporate Finance              Title:   CFO
       ---------------------------------            ----------------------------

Date:     2/7/00                             Date:    2/7/00
      ----------------------------------           -----------------------------

IBM CREDIT CORPORATION                       MCBA SYSTEMS, INC.


By:    /s/ Heather Jepson                    By:   /s/ Terry Johnson
    ------------------------------------         -------------------------------

Print Name:   Heather Jepson                 Print Name:   Terry Johnson
           -----------------------------                 -----------------------

Title:    Region Credit Manager              Title:   CFO
       ---------------------------------            ----------------------------

Date:    2/10/00                             Date:    2/7/00
      ----------------------------------           -----------------------------

       ATTACHMENT A, EFFECTIVE DATE January 31, 2000 ("IWCF ATTACHMENT A") TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                             DATED September 4, 1998

Customers:        SAVOIR TECHNOLOGY GROUP, INC.;
                  BUSINESS PARTNER SOLUTIONS, INC.;
                  MCBA SYSTEMS, INC.

I.       Fees, Rates and Repayment Terms:

         (A)      Credit Line:      One Hundred Twenty Five Million Dollars
                  ($125,000,000.00);

         (B)      Term Loan Commitment:

                  (i)      Term A Loan:     Fifteen Million Two Hundred Dollars
                                            ($15,000,200.00)

         (C)      Borrowing Base:

                  (i) 85% of the amount of the Customers' Eligible Accounts other than Concentration Accounts as of the date of determination as reflected in the Customers' most recent Collateral Management Reports;

                  (ii) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customers' Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customers' most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (i) of the Borrowing Base;

                  (iii) 85% of the amount of the Customers' Eligible Accounts arising from the sale of goods to or the performance of services for Customers' clients in Puerto Rico ("Eligible Puerto Rico Accounts") as of the date of determination as reflected in the Customers' most recent Collateral Management Reports, PROVIDED HOWEVER that Eligible Puerto Rico Accounts shall be limited to the lesser of (a) an amount equal to 10% of Eligible Accounts, or (b) $25,000.00;

                  (iv) 100% of amount of the Customer's Eligible IBM Credit Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

                  (v) 100% of the Customers' inventory in the Customers' possession as of the date of determination as reflected in the Customers' most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, provided, however, IBM Credit has a

                                     Page 1 of 1tot

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT')

I.       Fees, Rates and Repayment Terms (continued):

                  first priority security interest in such Products and such Products are in new and in un-opened boxes. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customers for Products net of all applicable price reduction credits;

                  (vi) 50% of the value of other inventory in which IBM Credit has a first priority security interest and ordered from parties other than Authorized Suppliers which are on such parties' current price list, UP TO a maximum collateral value of $10,000,000.00. The value to be assigned to such inventory shall be based upon the supplier's invoice price to Customers for such products net of all applicable price reduction credits;

                  (vii) 20% of the value of Customers' IBM new parts inventory purchased from IBM. The value to be assigned to such inventory shall be based upon the supplier's invoice price to Customers for such products net of all applicable price reduction credits;

                  (viii) 75% of used equipment purchased from IBM Credit;

                  (ix) 75% of verifiable prepaid expenses to IBM Credit End User Financing for used equipment.

         (D)      Product Financing Charge: Prime Rate plus 1.625%.

         (E)      Product Financing Period: 75 days.

         (F) Collateral Insurance Amount: Forty Million Dollars ($40,000,000.00). Such insurance shall also include coverage against earthquake peril for at least 30% of the value of inventory stored in California.

         (G)      A/R Finance Charge:

                  (i)      PRO Advance Charge:  Prime Rate plus 1.875%.
                  (ii)     WCO Advance Charge:  Prime Rate plus 1.875%.

         (H)      Term Loan Finance Charges:

                  (i)      Term A Loan:  Prime Rate plus 2.500%

                  (Note: Beginning January 1, 2000 and continuing through the Stated Maturity Date, the outstanding Term Loan Advances will be repaid in one principal payment of $1,666,600.00 in January, 2000, fifteen equal monthly principal payments of $833,333.33 due on the 25th of each month beginning March, 2000, and a final principal payment due on June 25, 2001 of $833,600.05 as well as interest on the remaining principal. If the Prime Rate changes during this period, the monthly

                                 Page 2 of 2tot
                 interest payments will be recalculated over the remaining term at the new Term Loan Finance Charge).

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

I.       Fees, Rates and Repayment Terms (continued):

         (I)      Delinquency Fee Rate: Prime Rate plus 6.500%

         (J)      Shortfall Transaction Fee: Shortfall Amount multiplied by
                  0.30%

         (K) Free Financing Period Exclusion Fee: Product Advance multiplied by 0.25%

         (L)      Other Charges:

                  (i)      Monthly Service Fee: $1,500.00.

                  (ii)     Unused Line Fee:     one half of one percent (0.50%)
                                                per annum of the difference
                                                between the then current Credit
                                                Line (including any temporary
                                                increases or decreases then in
                                                effect) and the Average of the
                                                sum of the Product Advances, PRO
                                                Advances and WCO Advances
                                                calculated and billed at the end
                                                of each month

                  (iii)    Closing Fee          $200,000 payable on the Closing
                                                Date.

                                 Page 3 of 3tot

II.      Bank Account

(A) Customer's Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):

Name of Bank:   _Silicon Valley Bank____________________________________________

Address:  ___________3003 Tasman Drive__________________________________________
___________________Santa Clara, CA 95054________________________________________

Phone: __                 (408) 654-7400________________________________________

Lockbox Address:          Dept, CH10917_________________________________________
                          Palatine, IL 60055-0917_______________________________

Special Account #: _341822772___________________________________________________

Name of Bank:  _Silicon Valley Bank_____________________________________________

Address:  ____________3003 Tasman Drive_________________________________________
____________________Santa Clara, CA 95054_______________________________________

Phone:  __                (408) 654-7400________________________________________

Lockbox Address:          Dept. LA21955_________________________________________
                          Pasadena, CA 91185-1955_______________________________

Special Account #:       _341822772_____________________________________________

Name of Bank:             Silicon Valley Bank___________________________________

Address: ___________3 Tasman Drive______________________________________________
___________________Santa Clara, CA 95054________________________________________

Phone: _____________(408) 654-7400______________________________________________

Account #             ___3418ZZ770_(operating account)__________________________

                                 Page 4 of 4tot

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

III.     Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

         Consolidated Net Income shall mean, for any period, the net income (or loss), after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

         Current shall mean within the on-going twelve month period.

         Current Assets shall mean assets that are cash or expected to become cash within the on-going twelve months.

         Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

         Long Term shall mean beyond the on-going twelve month period.

         Long Term Assets shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments intangibles and other.

         Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

         Net Profit after Tax shall mean Revenue plus all other income, minus all costs, including applicable taxes.

         Net Profit before Tax shall mean Revenue plus all other income, minus all costs, excluding applicable taxes.

         Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

         Subordinated Debt shall mean Customers' indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

                                 Page 5 of 5tot

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

III.     Financial Covenants (continued):

         Tangible Net Worth shall mean:

                  Total Net Worth minus;

                           (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as identified in Customers' financial statements (except for those assets identified in Attachment B,
                                    Section VII or otherwise mutually agreed to in writing by Customers and IBM Credit); and

                           (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

                           (c) all callable/redeemable preferred stock (with the exception of preferred stock redeemable for other equity securities, and up to $21.6 million of that preferred stock issued concurrent with the acquisition of Star Management Services, Inc).

                 Total Assets shall mean the total of Current Assets and Long Term Assets.

                 Total Liabilities shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

                 Total Net Worth (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

                 Working Capital shall mean Current Assets minus Current Liabilities.

EBITDA shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Customer for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income: (i) the Customer's provisions for taxes based on income for such period; (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets of Customer for such period.

                                 Page 6 of 6tot

Fixed Charges shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the Customer on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made), (ii) Interest Expense, (iii) capital expenditures (iv) dividends, (v) leasehold improvement expenditures and
(vi) all provisions for U.S. and non U.S.
Federal, state and local taxes.

Fixed Charge Coverage Ratio shall mean the ratio as of the last day of any fiscal year of (i) EBITDA as of the last day of such fiscal year to (ii) Fixed Charges.

Interest Expense shall mean, for any period, the aggregate consolidated interest expense of Customer during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

                                 Page 7 of 7tot

                              IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

III. Financial Covenants (continued):

Customers will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit, based upon the consolidated financial statements of Savoir Technology Group, Inc. and in each case measured on a year-to-date basis through the last day of the fiscal period under review:

         a)      Current Assets to Current Liabilities ratio greater than 1.0 :
                 1.0 from on and after the Closing Date through and including December 31, 1998; greater than 1.05 : 1.0 from on and after January 1, 1999 through and including September 30, 1999; greater than 1.025 : 1.0 from on and after October 1, 1999 through and including June 30, 2000; greater than 1.05 : 1.0 from on and after July 1, 2000 through and including December 31, 2000; greater than 1.10 :1.0 beginning January 1, 2001 and thereafter;

         b) Net Profit after Tax to Revenue percentage equal to or greater than 0.9 percent from on and after the Closing Date through and including December 31, 1998; equal to or greater than 1.0 percent from on and after January 1, 1999 through and including March 31, 1999; 1.20 percent from on and after April 1, 1999 through and including June 30, 1999; 1.4 percent from on and after July 1, 1999 through and including September 30, 1999;
                 0.10 percent from on and after October 1, 1999 through and including December 31, 1999; equal to or greater than 0.80 percent from on and after January 1, 2000 through and including March 31, 2000; equal to or greater than 1.0 percent from on and after April 1, 2000 through and including June 30, 2000; equal to or greater than 1.25 percent from on and after July 1, 2000, through and including September 30, 2000; equal to or greater than 1.50 percent from on and after October 1, 2000 and thereafter;

         c) Tangible Net Worth equal to or greater then $0.00 from on and after the Closing Date through and including December 31, 1998; equal to or greater than $2.0 million from on and after January 1, 1999 through and including March 31, 1999; equal to or greater than ($3.4) million from on and after April 1, 1999 through and including June 30, 1999; equal to or greater than ($1.1) million from on July 1, 1999 through and including September 30, 1999; equal to or greater than $0.0M from on October 1, 1999 through and including December 31, 1999; equal to or greater than $2.5 million from on January 1, 2000, through and including March 31, 2000; equal or greater than $5.0 million from on April 1, 2000, through and including June 30, 2000; equal to or greater than $10.0 million from on July 1, 2000 through and including September 30, 2000; equal to or greater than $15.0 million from on October 1, 2000, through and including December 31, 2000; equal to or greater than $20 million from

                                 Page 8 of 8tot
                 on January 1, 2001 and thereafter;

         d) Net Profit before Tax and interest expense to interest expense ratio equal to or greater than 2.25 : 1.0;

         e)      EBITDA to Fixed Charges ratio equal to or greater than 1.0:1.0

                                 Page 9 of 9tot

IV.      Additional Conditions Precedent Pursuant to Section 5.1 (K) of the
Agreement:

         o       Executed Contingent Blocked Account Amendments;

         o Executed Waiver of Landlord Lien for all premises in which a landlord has the right of levy for rent;

         o Executed Termination Notices of those Intercreditor Agreements dated 9/30/97 between Canpartners Investments IV, Robert Fleming, Inc, and IBM Credit, and Harvey Najim, C. Joseph Mertens and IBM Credit;

         o Fiscal year-end financial statements of Customers as of end of Customers' prior fiscal year audited by an independent certified public accountant;

         o A Certificate of Location of Collateral whereby each Customer certifies where Customer presently keeps or sells inventory, equipment and other tangible Collateral;

         o Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customers' obligations to IBM Credit;

         o Listing of all creditors providing accounts receivable financing to Customers;

         o A Collateral Management Report in the form of Attachment F as of the Closing Date;

         o A Compliance Certificate as to Customers' compliance with the financial covenants set forth in Attachment A as of the last fiscal month of Customers for which financial statements have been published;

         o An Opinion of Counsel substantially in the form and substance of Attachment H whereby the Customers' counsel states his or her opinion about the execution, delivery and performance of the Agreement and other documents by the Customers to be delivered to IBM Credit within 90 days of Closing Date;

         o A Corporate Secretary's Certificate from each Customer substantially in the form and substance of Attachment I certifying to, among other items, the resolutions of Customer's Board of Directors authorizing borrowing by Customer;

         o Termination or release of Uniform Commercial Code filing by other creditors as required by IBM Credit;

         o       A copy of an all-risk insurance certificate pursuant to Section
                 7.8 (B) of the Agreement;

         o       Payment of the Closing Fee an the Closing Date;

                                Page 10 of l0tot